                                                                    EXHIBIT 99.1

                ASPECT COMMUNICATIONS REPORTS FOURTH QUARTER AND
                       FISCAL YEAR 2003 FINANCIAL RESULTS

   Company Reports a Fourth Quarter Net Income Increase of 151% Year-Over-Year

SAN JOSE, CALIF., JANUARY 22, 2004 -- Aspect Communications Corporation (Nasdaq:
ASPT), the leading provider of enterprise customer contact solutions, today reported financial results for the fourth quarter and fiscal year ended December 31, 2003.

FOURTH QUARTER FINANCIAL RESULTS:

Revenues for the fourth quarter of 2003 totaled $97.4 million compared to $92.6 million for the third quarter of 2003 and $96.9 million for the fourth quarter last year. Software License revenues in the fourth quarter of 2003 were $21.5 million compared to $18.7 million for the third quarter of 2003 and $20.6 million for the fourth quarter last year. Hardware revenues totaled $11.1 million in the fourth quarter compared to $11.6 million for the third quarter and $14.2 million for the fourth quarter last year. Software License Updates & Product Support revenues totaled $55.8 million in the fourth quarter compared to $54.6 million for the third quarter and $51.7 million for the fourth quarter last year. Professional Services & Education revenues in the fourth quarter were $9.0 million compared to $7.8 million for the third quarter and $10.5 million for the fourth quarter last year.

Net income for the fourth quarter of 2003 was $16.7 million. Net income attributable to common shareholders for the fourth quarter was $14.6 million or a profit of $0.19 per share on a basic and fully diluted basis. This compares with a net income attributable to common shareholders of $8.2 million or a profit of $0.11 per share for the third quarter of 2003 and a net income of $6.7 million or a profit of $0.13 per share for the fourth quarter of 2002.

"We are extremely pleased with our performance this quarter," said Gary Barnett, Aspect Interim President and CEO. "We are creating a great company focused on strong growth and profitability and we are confident in the strength of our market, our strategy, our products and our employees."

                                    - more -

ASPECT COMMUNICATIONS ANNOUNCES FINANCIAL RESULTS FOR THE QUARTER AND FISCAL
YEAR ENDED DECEMBER 31, 2003,                                             PAGE 2

For the fourth quarter of 2003, gross margins were 62%. This compares to 57% for the third quarter of 2003 and 55% for the fourth quarter of 2002. Operating expenses were $41.4 million for the fourth quarter of 2003 compared to $39.1 million in the third quarter of 2003 and $44.4 million for the same period last year.

Cash, cash equivalents, and short-term investments totaled $164.0 million as of December 31, 2003. This compares to $126.7 million as of September 30, 2003. During the fourth quarter, the company generated $30.6 million in cash from operations. Accounts receivable at quarter-end totaled $39.6 million and days sales outstanding were 34 days compared to 36 days at September 30, 2003.

FISCAL YEAR 2003 FINANCIAL RESULTS:

Revenues for the full fiscal year ended December 31, 2003 totaled $363.8 million compared to $396.1 million for fiscal year 2002. Software License revenues in 2003 were $71.5 million compared to $82.8 million in fiscal year 2002. Hardware revenues in 2003 were $43.0 million compared to $65.8 million in fiscal year 2002. Software License Updates and Product Support revenues in 2003 totaled $216.3 million compared to $205.7 million in fiscal year 2002. Professional Services & Education revenues totaled $33.1 million in 2003 compared to $41.7 million for fiscal year 2002.

Net income for the full fiscal year 2003 was $36.7 million. Net income attributable to common shareholders for the full fiscal year 2003 was $29.0 million or a profit of $0.40 per share. This compares with a net loss attributable to common shareholders of $108.3 million or a loss of $1.08 per share on a fully diluted basis, for the 2002 fiscal year.

For 2003, gross margin was 57%, compared to 39%, for 2002. Gross margin for 2002 includes a $37.6 million write-off of intangible assets.

Operating expenses totaled $159.6 million in 2003, including $3.8 million of non-recurring charges. This compares to operating expenses of $230.0 million in 2002, including $22.4 million of non-recurring charges.

ASPECT COMMUNICATIONS ANNOUNCES FINANCIAL RESULTS FOR THE QUARTER AND FISCAL
YEAR ENDED DECEMBER 31, 2003,                                             PAGE 3

FOURTH QUARTER OPERATIONAL HIGHLIGHTS:

Aspect received significant revenue from customers across a variety of industry segments. Some of these Aspect customers included: AOL, Accent Marketing, Countrywide Financial Corporation, Cox Communications, DaimlerChrysler, Lloyds TSB Retail, Royal Bank of Scotland, State of New York, Worker's Compensation Board and Sykes Enterprises.

As further indication of the company's comprehensive product offering, Aspect Iphinity Call Center was named Product of the Year by Technology Marketing Corporation's Customer Inter@ction Solutions and Internet Telephony magazines. In addition, the company was also named workforce management software market-share leader in Saddletree Research's report "The U.S. Workforce Management Software Market: 2003-2007."

BUSINESS OUTLOOK:

The following statements are forward-looking, and actual results may differ materially:

         - The company is planning for a seasonal decline of 4% to 7% in first quarter revenue from the fourth quarter. This would represent a substantial growth from the first quarter of 2003.

         - The company expects gross margins to be lower in the first quarter, consistent with lower revenue volume. Variability in gross margin percentages is dependent upon, among other factors, the mix and volume of revenues.

         - Operating expenses for first quarter are expected to decrease from the fourth quarter.

         - While the seasonal decline in revenues will yield a lower earnings per share compared to the fourth quarter of 2003, we expect to maintain the momentum the company has achieved over the last year.

The company will host a conference call and web-cast today at 2:00 pm Pacific Time to discuss fourth quarter and fiscal year 2003 results. A replay of the conference call will be available from January 22, 2004 at 5:00 pm Pacific Time through January 29, 2004 at 8:59

ASPECT COMMUNICATIONS ANNOUNCES FINANCIAL RESULTS FOR THE QUARTER AND FISCAL
YEAR ENDED DECEMBER 31, 2003,                                             PAGE 4

pm Pacific Time by calling 800-839-4013 or 402-220-2982. The web-cast and replay of the conference call may be accessed from the company's home page at www.aspect.com.

ABOUT ASPECT COMMUNICATIONS

Aspect Communications Corporation (Nasdaq: ASPT) is the world's largest company focused exclusively on contact center solutions, and the only one that unifies workforce, information and communications to deliver exceptional customer service. The Aspect brand is trusted by more than 75 percent of the Fortune 50, and more than 3 million customer sales and service professionals worldwide rely on Aspect's mission-critical business communications solutions. The company's leadership is based on 19 years of expertise gained from more than 8,000 successful implementations worldwide. Aspect is headquartered in San Jose, Calif., with 24 offices in 11 countries around the world. For more information, visit Aspect's Web site at www.aspect.com or call (877) 621-3692.

NOTES ON FINANCIAL PRESENTATION: Actual financial results are prepared in accordance with U.S. generally accepted accounting principles.

The statements contained in the Business Outlook Section, including but not limited to, statements relating to expected first quarter revenues, gross margins, operating expenses, and earnings are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and are made under its safe-harbor provisions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Specific factors that may cause actual revenue and earnings per share results to differ include: the significant percentage of Aspect's quarterly sales consummated in the last few days of the quarter and the potential for delays in closing of sales or product deliveries make financial predictions especially difficult and raise a substantial risk of variance in actual results; changes in the overall mix and volume of product line revenues can have a significant impact on gross margin and profitability; fluctuations in our North American and International business levels and/or economic conditions, the hiring and retention of key employees, insufficient, excess or obsolete inventory and variations in valuation, and foreign exchange rate fluctuations can all cause revenues and income to fall significantly short of anticipated levels. The economic, political and other uncertainties caused in the United States and throughout other regions of the world add to these challenges. Additional risks that could cause actual results to differ materially from those projected are discussed in Aspect's Form 10-K for the year ended December 31, 2002, its Form 10-Q/A for the quarter ended March 31, 2003, and its Form 10-Qs for the quarters ended June 30, 2003 and

ASPECT COMMUNICATIONS ANNOUNCES FINANCIAL RESULTS FOR THE QUARTER AND FISCAL
YEAR ENDED DECEMBER 31, 2003,                                             PAGE 5

September 30, 2003, all filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. Aspect undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Aspect, the Aspect logo and the phrases and marks relating to other Aspect products and services discussed in this press release constitute one or both of the following: (1) registered trademarks and/or service marks of Aspect Communications Corporation in the United States and/or other countries or (2) intellectual property subject to protection under common law principles. All other names and marks mentioned in this document are properties of their respective owners.

Carrie Kovac
Investor Relations
Aspect Communications
(408) 325-2437
carrie.kovac@aspect.com

                        ASPECT COMMUNICATIONS CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              (in thousands, except per share amounts - unaudited)

                                                                    THREE MONTHS ENDED      THREE MONTHS ENDED   TWELVE MONTHS ENDED
                                                                       DECEMBER 31,           SEPTEMBER 30,          DECEMBER 31,
                                                                      2003        2002        2003     2002       2003       2002
                                                                      ----        ----        ----     ----       ----       ----
NET REVENUES:
  Software License                                                $  21,469      $20,589   $ 18,710   $ 21,529  $ 71,461  $  82,837
  Hardware                                                           11,076       14,182     11,582     16,047    42,981     65,791

  Software License Updates & Product Support                         55,796       51,697     54,558     49,742   216,313    205,744
  Professional Services & Education                                   9,045       10,476      7,779      9,183    33,093     41,689
                                                                  ---------      -------   --------   --------  --------  ---------
     Services                                                        64,841       62,173     62,337     58,925   249,406    247,433
                                                                  ---------      -------   --------   --------  --------  ---------

    TOTAL NET REVENUES                                               97,386       96,944     92,629     96,501   363,848    396,061
                                                                  ---------      -------   --------   --------  --------  ---------

COST OF REVENUES:
  Cost of software license revenues                                   2,515        2,625      1,663      2,113     8,987      8,265
  Cost of hardware revenues                                           9,128       10,665      9,314     12,655    37,493     55,877
  Cost of services revenues                                          24,582       29,041     25,328     29,832   102,152    127,609
  Amortization of intangible assets
     and stock-based compensation                                       725        1,257      1,238      2,926     4,417     11,711
  Impairment of intangible assets                                         -            -      2,000     37,556     2,000     37,556
                                                                  ---------      -------   --------   --------  --------  ---------

    TOTAL COST OF REVENUES                                           36,950       43,588     39,543     85,082   155,049    241,018
                                                                  ---------      -------   --------   --------  --------  ---------

GROSS MARGIN                                                         60,436       53,356     53,086     11,419   208,799    155,043

OPERATING EXPENSES:
  Research and development                                           11,284       12,635     12,189     13,424    48,775     56,216
  Sales and marketing                                                20,813       20,821     19,598     25,812    81,035    107,640
  General and administration                                          8,412       11,131      7,091      9,174    25,342     40,985
  Restructuring charges                                                 818         (295)         -     22,699     3,814     22,404
  Amortization of intangible assets
          and stock-based compensation                                   32          129        205        396       595      1,653
  Impairment of intangible assets                                         -            -          -      1,076         -      1,076
                                                                  ---------      -------   --------   --------  --------  ---------

TOTAL OPERATING EXPENSES                                             41,359       44,421     39,083     72,581   159,561    229,974
                                                                  ---------      -------   --------   --------  --------  ---------

INCOME (LOSS) FROM OPERATIONS                                        19,077        8,935     14,003    (61,162)   49,238    (74,931)

  Interest and other income (expense), net                             (342)      (1,696)    (1,182)     1,560    (4,665)    (9,366)

INCOME (LOSS) BEFORE INCOME TAXES                                    18,735        7,239     12,821    (59,602)   44,573    (84,297)
  Provision (benefit) for income taxes                                2,000          573      2,575        377     7,071    (27,429)
                                                                  ---------      -------   --------   --------  --------  ---------

NET INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN
ACCOUNTING  PRINCIPLE                                                16,735        6,666     10,246    (59,979)   37,502    (56,868)
  Cumulative effect of change in accounting principle                     -            -          -          -      (777)   (51,431)
                                                                  ---------      -------   --------   --------  --------  ---------

NET INCOME (LOSS)                                                    16,735        6,666     10,246    (59,979)   36,725   (108,299)

  Less preferred stock dividend, accretion, and amortization         (2,095)           -     (2,053)         -    (7,700)         -
                                                                  ---------      -------   --------   --------  --------  ---------

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS             $  14,640      $ 6,666   $  8,193   $(59,979) $ 29,025  $(108,299)
                                                                  =========      =======   ========   ========  ========  =========

Earnings (loss) per share before cumulative effect of change in
 accounting principle                                             $    0.19      $  0.13   $   0.11   $  (1.14) $   0.40  $   (1.08)

Cumulative effect of change in accounting principle               $       -      $     -   $      -   $      -  $  (0.01) $   (0.98)

Basic  earnings (loss) per share (1)                              $    0.19      $  0.13   $   0.11   $  (1.14) $   0.39  $   (2.06)

Basic  weighted average shares outstanding                           56,309       52,932     54,612     52,678    54,453     52,519

Diluted earnings (loss) per share                                 $    0.19      $  0.13   $   0.11   $  (1.14) $   0.39  $   (1.08)

Diluted weighted average shares outstanding                          84,974       55,979     81,967     55,596    78,874     56,339

(1) Pursuant to GAAP, the Company is required to present earnings per share "as if" all earnings were distributed to Common and Preferred Shareholders. Under this "two class" method, earnings are allocated to Common and Preferred Shareholders in proportion to their respective ownership interests. This calculation for the three months ended December 31, 2003 would allocate approximately 72% of the current earnings to Common Shareholders and yield $0.19 earnings per share per Common Shareholder, as shown above. This calculation for the twelve months ended December 31, 2003 would allocate approximately 72% of the current earnings to Common Shareholders and yield $0.39 earnings per share per Common Shareholder, as shown above. However, the Company has not in the past, and does not currently intend to, declare a distribution of earnings. Absent this "as if" apportionment earnings per Common share would be $0.20 for the three months ended December 31, 2003 and $0.47 for the twelve months ended December 31, 2003.

                        ASPECT COMMUNICATIONS CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                           (in thousands - unaudited)

                                                      DECEMBER 31,  SEPTEMBER 30,  DECEMBER 31,
                                                          2003          2003           2002
                                                      ------------  -------------  ------------
ASSETS
Current assets:
   Cash, cash equivalents and short-term investments  $    163,992  $     126,730  $    146,100
   Accounts receivable, net                                 39,561         45,569        51,145
   Inventories                                               6,176          7,964         6,839
   Other current assets                                     16,145         14,761        13,664
                                                      ------------  -------------  ------------
      TOTAL CURRENT ASSETS                                 225,874        195,024       217,748

Property and equipment, net                                 68,599         71,953        86,528
Intangible assets, net                                       7,930          8,687        12,497
Other assets                                                 8,182          7,962         8,949
                                                      ------------  -------------  ------------
      TOTAL ASSETS                                    $    310,585  $     283,626  $    325,722
                                                      ============  =============  ============

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK,
AND SHAREHOLDERS' EQUITY
Current liabilities:
   Short-term borrowings                              $      7,036  $       7,038  $      7,186
   Accounts payable                                          4,936          6,753         6,798
   Accrued compensation and related benefits                17,773         16,338        16,051
   Other accrued liabilities                                64,790         61,744        67,370
   Deferred revenues                                        50,200         50,449        30,220
   Convertible subordinated debentures                           -            956       124,983
                                                      ------------  -------------  ------------
      TOTAL CURRENT LIABILITIES                            144,735        143,278       252,608

Long term borrowings                                        34,132         35,902        41,243
Other long-term liabilities                                 11,021         12,263        10,174
                                                      ------------  -------------  ------------
      TOTAL  LIABILITIES                                   189,888        191,443       304,025

Redeemable convertible preferred stock                      34,820         32,726             -

Shareholders' equity                                        85,877         59,457        21,697
                                                      ------------  -------------  ------------
      TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE
      PREFERRED STOCK, AND SHAREHOLDERS' EQUITY       $    310,585  $     283,626  $    325,722
                                                      ============  =============  ============

                        ASPECT COMMUNICATIONS CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (in thousands - unaudited)

                                                                        THREE MONTHS ENDED          TWELVE MONTHS ENDED
                                                                            DECEMBER 31,                DECEMBER 31,
                                                                      ------------------------    ------------------------
                                                                         2003          2002          2003          2002
                                                                      ----------    ----------    ----------    ----------
Cash flows from operating activities:
   Net income (loss)                                                  $   16,735    $    6,666    $   36,725    $ (108,299)
   Reconciliation of net income (loss) to cash provided by
     operating activities:
         Depreciation                                                      6,086         7,178        24,635        33,992
         Amortization of intangible assets                                   757         1,271         4,567        12,810
         Amortization of stock-based compensation                              -           110           446           553
         Loss on disposal of property                                        108           350           405         2,810
         Loss (Gain) on extinguishment of debt                                 -             -            17        (7,249)
         Cumulative effect of change in accounting principle                   -             -           777        51,431
         Impairment of long term investment                                    -             -             -         8,859
         Impairment of intangible assets                                       -             -         2,000        38,631
         Non-cash interest expense on debentures                              14         1,831         4,423         8,814
   Changes in operating assets and liabilities
         Accounts receivable                                               7,077        11,422        14,722        31,274
         Inventories                                                       2,028        (1,939)        1,146         5,546
         Other current assets and other assets                            (1,298)        2,117        (3,167)        6,282
         Accounts payable                                                 (1,830)       (4,666)         (764)          773
         Accrued compensation and related benefits                         1,251        (3,066)        1,389        (3,084)
         Other accrued liabilities                                           922       (12,108)       (6,507)       (8,718)
         Deferred revenues                                                (1,276)       (5,206)       18,305          (445)
                                                                      ----------    ----------    ----------    ----------
         NET CASH PROVIDED BY OPERATING ACTIVITIES                        30,574         3,960        99,119        73,980

Cash flows from investing activities:
   Short-term investment purchases                                       (69,075)      (50,874)     (203,290)     (203,105)
   Short-term investment sales and maturities                             48,929        49,930       194,413       185,449
   Property and equipment purchases                                       (2,595)       (1,231)       (5,740)      (10,694)
                                                                      ----------    ----------    ----------    ----------
         NET CASH USED IN INVESTING ACTIVITIES                           (22,741)       (2,175)      (14,617)      (28,350)

Cash flows from financing activities:
   Proceeds from issuance of common stock, net                            10,450            25        16,843         2,827
   Proceeds from issuance of preferred stock, net                              -             -        43,564             -
   Payments on capital lease obligations                                     (33)         (196)         (375)         (788)
   Proceeds from borrowings                                                    -             -             -        27,000
   Payments on borrowings                                                 (1,739)       (1,685)       (6,886)      (21,821)
   Payments on repurchase of convertible subordinated debentures            (970)            -      (129,409)      (59,769)
                                                                      ----------    ----------    ----------    ----------
         NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES               7,708        (1,856)      (76,263)      (52,551)

   Effect of exchange rate changes on cash and cash equivalents            1,644           155         1,363           408
                                                                      ----------    ----------    ----------    ----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                      17,185            84         9,602        (6,513)
Cash and cash equivalents:
   BEGINNING OF PERIOD                                                    58,468        65,967        66,051        72,564
                                                                      ----------    ----------    ----------    ----------
   END OF PERIOD                                                          75,653        66,051        75,653        66,051

SHORT-TERM INVESTMENTS AT THE END OF PERIOD                               88,339        80,049        88,339        80,049
                                                                      ----------    ----------    ----------    ----------
CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS                     $  163,992    $  146,100    $  163,992    $  146,100
                                                                      ==========    ==========    ==========    ==========
Supplemental disclosure of cash flow information:
   Cash paid for interest                                             $      616    $      711    $    2,811    $    2,742
   Cash paid for income taxes                                         $      520    $        -    $      916    $        -
Supplemental schedule of noncash investing and financing activities
   Accrued preferred stock dividend and amortization of
     redemption premium                                               $    1,742    $        -    $   6 ,389    $        -
   Amortization of beneficial conversion feature                      $      353    $        -    $    1,311    $        -
   Beneficial conversion feature                                      $        -    $        -    $   17,583    $        -